                                                                    Exhibit 99.4

Contacts:        Charlotte Penner or
                 Kristan De La Rosa
                 Manugistics, Inc.
                 301-984-5000


 FOR IMMEDIATE RELEASE

                       MANUGISTICS COMPLETES ACQUISITION
                               OF TYECIN SYSTEMS

         ROCKVILLE, MD., JUNE 2, 1998 - Manugistics Group, Inc. (Nasdaq: MANU), the world's most recognized name in supply chain management, today announced that it has completed the acquisition of TYECIN Systems Inc., the leading supplier of advanced planning and scheduling applications for the semiconductor industry. Announced yesterday in a press release, the merger with Los Altos, California-based TYECIN will create a comprehensive solution for customer-centric supply chain optimization that considers the unique complexities faced by semiconductor manufacturers from global planning to the factory floor. In addition, the solution will deliver significant benefits to other industries that interact with semiconductor manufacturers as part of their extended supply chain, such as computers, consumer electronics, telecommunications and industrial equipment.

         With this merger, Manugistics will offer the only integrated solution optimized for semiconductor manufacturers and other high-tech industries to enable them to deliver products on-time with consistent, high quality. The solution will enable companies to optimize global production resources for maximum performance, deliver real-time available-to-promise+ (ATP+) and manufacturing planning and scheduling, increase forecast accuracy, especially

                                     (more)

MANUGISTICS COMPLETES ACQUISITION OF TYECIN SYSTEMS                  PAGE 2

for short life-cycle products, and collaborate with suppliers and customers through Manugistics NetWORKS(TM). A combined solution is available immediately. The fully integrated solution is planned for later this year as part of Manugistics5.

         TYECIN Systems, which is uniquely focused on semiconductors and the complex microelectronics industry, has a broad base of clients using its factory-level planning and scheduling software. Its products are installed at over 350 sites, including eight of the top 10 semiconductor manufacturers, as well as leading foundries, fabless companies, and manufacturers in the thin film disk and flat panel display industries. TYECIN's client base includes industry leaders such as Fujitsu, Hewlett-Packard, Hitachi, IBM, Level One Communications, Texas Instruments, Toshiba, and TSMC (Taiwan). TYECIN's product line also includes a supply chain optimization planning product designed for the specific needs of the semiconductor industry, which is currently operational at Harris Corp. and planned for commercial release this year.

         Headquartered in Rockville, Maryland, Manugistics, Inc. is the world's most recognized name in supply chain management and has the largest global client base of any supply chain provider. The company's solutions are used by over 630 companies to improve the flow of product within and among companies from raw materials or parts through manufacturing to delivery of product to the end customer. Manugistics' solutions for customer-centric supply chain optimization uniquely allow its clients to create and optimize their supply chains around their customers and are quick to implement, adapt easily to change and deliver rapid results. Its clients include leading companies such as Compaq, Harley-Davidson, Nike, Frito-Lay, Wal-Mart, DuPont, and Nortel.

                                     (more)

MANUGISTICS COMPLETES ACQUISITION OF TYECIN SYSTEMS                  PAGE 3

 FORWARD LOOKING STATEMENTS
         This press release contains forward-looking statements that involve risks and uncertainties. The success of the merger and future operating results of the combination of Manugistics and TYECIN may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with merger, such as the potential difficulties in the assimilation of operations, strategies, technologies, and products of the acquired company; the risk of loss of key personnel of the acquired company; diversion of management attention from other business concerns; risks of entering new markets and risk associated with TYECIN's business, including the risk of variations in operating results, current and expected competition; and the need to continue to expand product distribution, particularly internationally. For further information, please refer to reports and other documents filed by the Company with the Securities and Exchange Commission which are publicly available, copies of which also may be obtained by contacting the Company's Investor Relations department at 301-984-5409.

                                     # # #

Manugistics, the Manugistics logo, and working as one are registered trademarks of Manugistics, Inc. Additional information about Manugistics can be found at the company's site on the World Wide Web, at http://www.manugistics.com.